Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Nate Wallace	Press Contact:	Sheila Blackwell
	Manugistics Group, Inc.		Manugistics Group, Inc.
	nate@manu.com		sblackwell@manu.com
	301-255-5059		301-255-5486

Manugistics Announces Fourth Quarter Fiscal 2005 Results

ROCKVILLE, Md. — April 12, 2005 — Manugistics Group, Inc. (NASDAQ:MANU), a leading global provider of synchronized supply chain and revenue management solutions, today reported results for its fourth quarter and fiscal year ended February 28, 2005.

For the fourth quarter, total revenue was $45.2 million, down 22 percent from $57.8 million in the prior year quarter. Software revenue was $8.1 million, down 57 percent from $19.0 million in the prior year quarter. Support revenue was $20.7 million compared to $21.8 million in the prior year quarter. Product revenue, which is composed of software and support revenue, was 64 percent of total revenue compared to 71 percent of total revenue in the prior year quarter. Services revenue was $14.8 million, down one percent from $15.0 million in the prior year quarter. During the quarter ended February 28, 2005, Manugistics closed three transactions (including one multi-million dollar transaction) where license revenue will be recorded as the services and support are provided to the customer.

For the fourth quarter, the Company reported a GAAP net loss of $17.2 million, or $0.21 per basic and diluted share, compared to a GAAP net loss of $57.5 million, or $0.74 per basic and diluted share, in the prior year quarter. For the fourth quarter, the Company reported a GAAP operating loss of $15.7 million compared to a GAAP operating loss of $10.2 million in the prior year quarter. The GAAP net loss and the GAAP operating loss for the quarter ended February 28, 2005 include $10.7 million in exit and disposal charges. These charges consist primarily of $9.2 million for lease abandonment and other charges, including cash expenditures of $7.0 million to be paid through 2018 and $1.5 million for severance and other benefits related to headcount reductions.  The GAAP net loss for the quarter ended February 29, 2004 includes a non-cash debt conversion expense of $43.4 million, or $0.56 per share, as a result of the exchange of $52.0 million of convertible debt for 6.7 million shares of the Company’s common stock.  The GAAP net loss and the GAAP operating loss for the quarter ended February 29, 2004 included $8.1 million in exit and disposal charges.  These charges consisted primarily of $8.4 million for lease abandonment and other charges and ($0.3) million for adjustments to severance and other benefits related to headcount reductions.

For the fourth quarter, the Company reported an adjusted operating loss of $0.8 million compared to an adjusted operating income of $3.3 million in the prior year quarter. The Company reported an adjusted net loss of $2.2 million, or $0.03 per basic and diluted share, for the fourth quarter, compared to an adjusted net loss of $0.6 million, or $0.01 per basic and diluted share, in the prior year quarter.

Adjusted operating income or loss, adjusted net income or loss and adjusted net income or loss per basic and diluted share referred to in this press release are non-GAAP measures and exclude the following items: amortization of intangibles and acquired technology, charges from exit and disposal activities, debt conversion expense and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release. For further information, please refer to the section of the press release titled, “Reasons for Presentation of Non-GAAP Financial Measures.”

Headcount at the end of our fourth quarter was 695 compared to 733 at the end of our third quarter. During the fourth quarter, we realized cost savings of approximately $4.0 million as a result of the second quarter exit and disposal plans.  As previously announced, the Company expects to realize additional cost savings of $2.0 million to $3.0 million per quarter by the end of fiscal 2006 resulting from the opening of Manugistics India and the development center in Hyderabad, India.

Business Metrics – Quarter Ended February 28, 2005

•      The Company closed 12 significant software license transactions – software license transactions of $100,000 or greater.

•      Included in the above are two significant software license transactions of $1.0 million or greater.

•      The average selling price for significant software transactions was approximately $559,000.

•      60 percent of software revenue came from significant transactions related to new clients.

•      21 percent of software revenue came from international sales.

•      Cash flows from operations were $7.4 million.

•      Cash, cash equivalents, marketable securities and long-term investments were approximately $135.9 million as of February 28, 2005, up from $132.2 million as of November 30, 2004.

•      Days Sales Outstanding (DSO) for receivables was 91 days compared to 75 days for the quarter ended November 30, 2004.

Manugistics does not provide forward-looking guidance on software revenue, total revenue, operating income or net income performance nor does the Company intend to provide performance updates prior to the release of full period results.

Other Highlights and Developments:

Fourth Quarter Global Client Wins: The Company signed 12 significant software license transactions in key industries in the Americas, Europe and Asia, with fourth quarter global wins including, among others: BIC Group, Constellation Brands, DSG Retail Group and Limited Brands.

New Manugistics Chairman of the Board: With the transition of Joe Cowan as the new Manugistics CEO now complete, Gregory J. Owens has resigned as non-executive

Chairman and Director of the Board to pursue other interests.  “Greg has been very helpful to me during the transition and we thank him for his service to Manugistics,” said Cowan.  The Board of Directors has appointed Kevin C. Melia, a member of the Board since 2003 and a current member of the Audit Committee to replace Owens as non-executive Chairman of the Board.  “Kevin brings years of senior executive and Board experience in the high-tech industry, with in-depth expertise in both the supply chain and finance arenas acquired throughout his career growing global technology companies,” said Cowan.

National Retail Federation Show: In January, the Company showcased its retail solutions and was sponsor of the Technology Strategies Track at the National Retail Federation (NRF) Trade and Expo Show.  The annual, premier retail event brings together global retail leaders shaping the future of the industry as well as provides a showcase for business and technology innovation. In collaboration with Canadian Tire and Forrester Research, Manugistics was a co-presenter on a panel titled, “Mastering the Complexities of the Consumer-Driven Supply Chain.”  The panel provided unique perspectives on how leading retailers are leveraging their technology investments to realize strategic advantages.

Strategic Business Units (SBUs) Created: On March 2, Manugistics unveiled a new organization structure comprised of four SBUs – Retail, Consumer Goods, Government and Revenue Management – to support the company’s strategic focus and direction.  Since joining Manugistics in July 2004, Cowan has spearheaded the company’s efforts to leverage Manugistics’ core strengths and leadership in these four key areas.

enVISION 2005: In May, the Company will host more than 1,000 attendees at its enVISION 2005 conference in Atlanta, Georgia.  This year’s event features such keynote speakers as Avon Products Senior Vice President and Chief Information Officer (CIO) Harriet Edelman and Perdue Farms CIO Donald Taylor.  More than 70 Manugistics clients will deliver session presentations on achieving better demand forecasts, precision inventory accuracy and unparalleled excellence in planning and execution with Manugistics solutions.

Conference Call Information: Manugistics will conduct a simultaneous conference call and audio Web-cast on Tuesday, April 12, 2005 at 5:00 PM ET to discuss the Company’s financial performance for its fourth quarter and 2005 fiscal year. Interested parties may listen to the Web-cast by going to www.manugistics.com/ir/.

A recording of the call will be available from 7:00 PM ET Tuesday, April 12, 2005 through 7:00 PM ET on Thursday, April 14, 2005. To listen to the recording, callers within North America may call 800-633-8284. Callers outside North America may call 402-977-9140. Callers to the recording will be required to enter the access number for this call, which is 21231425. In addition, a recording of the Web-cast will be archived for approximately three months on the Manugistics website at www.manugistics.com/ir/.

About Manugistics Group, Inc.
Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy, leverage industry leading pricing and yield management solutions to maximize profits while ensuring constant supply for constantly changing demand. Its clients include industry leaders such as AT&T, BMW, Boeing, Caesars Entertainment, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, Delta Air Lines, DHL, Diageo, Dixons, DuPont, Eurostar Railway, Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz, John Deere, LL Bean, Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, Nissan, RadioShack, The Scotts Company, Sears, Sinotrans, Unilever and Wickes Building Supplies.  For more information, go to www.manugistics.com.

Reasons for Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measures of operating performance better reflect the underlying economics of its business and better align with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which include or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets, exit and disposal activities and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements

Information in this release relating to Manugistics’ prospects that are forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) Manugistics has recently instituted exit and disposal plans which include, among other things, a decrease in employee workforce and office closures. In addition, Manugistics’ has recently undergone significant changes in its organizational structure and senior management. There can be no assurances as to the effectiveness of these plans and changes on the Company’s overall financial performance and condition, that further similar initiatives will not be undertaken in the future, or that these plans will not have an adverse impact on Manugistics’ ability to successfully operate its business; (2) Continued softness in the market conditions for enterprise application software; (3) Manugistics’ management’s ability to accurately forecast revenue or to adjust the Company’s cost structure, most of which is fixed in the short-term, quickly enough to align it with revenue; (4) Manugistics’ management’s ability to accurately project cost savings from exit and disposal activities and other cost saving initiatives; (5) Manugistics’ ability to maintain its competitive place in the markets for its products and services, to keep pace with the rapid technological advances or to introduce new products or product versions that satisfy customer demand, achieve market acceptance or meet competitive challenges.

Forward looking statements may be identified by the use of words such as “achieve,” “address,” “adjust,” “align,” “allow,” “anticipate,” “assume,” “begin,” “believe,” “build,” “confident,” “continue,” “create,” “develop,” “enable,” “engage,” “expand,” “expect,” “fix,” “focus,” “forecast,” “future,” “gain,” “goal,” “go-forward,” “grow,” “guidance,” “help,” “improve,” “initiative,” “intend,” “invest,” “lead,” “leverage,” “looking forward,” “maintain,” “manage,” “meet,” “might,” “objectives,” “opportunities,” “pipeline,” “position,” “positive,” “predict,” “probably,” “progress,” “provide,” “ramp up,” “reduce,” “remain,” “realize,” “return,” “see,” “should,” “strategy,” “target,” “understand,” “want,” “well-positioned,” “will,” or “would.” More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 29, 2004, its Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 and its Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2005. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, the Manugistics logo, and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

MANUGISTICS GROUP, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (1)

(in thousands, except per share data)

	Three Months Ended February 28/29,		Year Ended February 28/29,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
REVENUE:
Software	$8,060	$18,976	$36,203	$73,766
Support	20,667	21,844	84,050	86,593
Services	14,842	15,005	64,933	73,254
Reimbursed expenses	1,647	1,975	7,920	9,432
Total revenue	45,216	57,800	193,106	243,045

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,352	3,291	14,213	15,851
Amortization of acquired technology	2,569	3,546	13,207	14,210
Cost of services and support	18,073	17,404	73,694	80,306
Cost of reimbursed expenses	1,647	1,975	7,920	9,432
Sales and marketing	10,810	16,852	52,662	66,061
Product development	7,253	8,080	32,404	36,233
General and administrative	4,840	6,902	22,110	25,060
Amortization of intangibles	1,662	1,662	6,648	4,674
Exit and disposal activities	10,676	8,078	17,312	18,627
Non-cash stock option compensation charge	—	193	168	1,799
Total operating expenses	60,882	67,983	240,338	272,253

OPERATING LOSS	(15,666)	(10,183)	(47,232)	(29,208)
DEBT CONVERSION EXPENSE	—	(43,417)	—	(59,823)
OTHER EXPENSE, NET	(1,659)	(3,458)	(7,314)	(13,455)
LOSS BEFORE INCOME TAXES	(17,325)	(57,058)	(54,546)	(102,486)
(BENEFIT) PROVISION FOR INCOME TAXES	(169)	465	725	1,314
NET LOSS	$(17,156)	$(57,523)	$(55,271)	$(103,800)

BASIC AND DILUTED LOSS PER SHARE	$(0.21)	$(0.74)	$(0.67)	$(1.43)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION	81,929	77,634	81,913	72,715

(1) GAAP = Generally Accepted Accounting Principles

MANUGISTICS GROUP, INC AND SUBSIDIARIES

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON - GAAP (1)

(in thousands, except per share data)

	Three Months Ended February 28/29,		Year Ended February 28/29,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
REVENUE:
Software	$8,060	$18,976	$36,203	$73,766
Support	20,667	21,844	84,050	86,593
Services	14,842	15,005	64,933	73,254
Reimbursed expenses	1,647	1,975	7,920	9,432
Total revenue	45,216	57,800	193,106	243,045

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,352	3,291	14,213	15,851
Cost of services and support	18,073	17,404	73,694	80,306
Cost of reimbursed expenses	1,647	1,975	7,920	9,432
Sales and marketing	10,810	16,852	52,662	66,061
Product development	7,253	8,080	32,404	36,233
General and administrative	4,840	6,902	22,110	25,060
Total operating expenses	45,975	54,504	203,003	232,943

ADJUSTED OPERATING (LOSS) INCOME	(759)	3,296	(9,897)	10,102
OTHER EXPENSE, NET	(1,659)	(3,458)	(7,314)	(13,455)
ADJUSTED LOSS BEFORE INCOME TAXES	(2,418)	(162)	(17,211)	(3,353)
(BENEFIT) PROVISION FOR INCOME TAXES	(169)	465	725	1,314
ADJUSTED NET LOSS	$(2,249)	$(627)	$(17,936)	$(4,667)

BASIC AND DILUTED ADJUSTED LOSS PER SHARE	$(0.03)	$(0.01)	$(0.22)	$(0.06)

SHARES USED IN BASIC AND DILUTED ADJUSTED LOSS PER SHARE CALCULATION	81,929	77,634	81,913	72,715

(1) The adjusted condensed consolidated statements of operations is a non-GAAP presentation of the Company’s financial performance that is intended to enhance the understanding of the results of operations.  Please see the reconciliation to GAAP results that also accompanies this press release.

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED FEBRUARY 28, 2005

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software	$8,060	$—		$8,060
Support	20,667	—		20,667
Services	14,842	—		14,842
Reimbursed expenses	1,647	—		1,647
Total revenue	45,216	—		45,216

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,352	—		3,352
Amortization of acquired technology	2,569	(2,569	)(a)	—
Cost of services and support	18,073	—		18,073
Cost of reimbursed expenses	1,647	—		1,647
Sales and marketing	10,810	—		10,810
Product development	7,253	—		7,253
General and administrative	4,840	—		4,840
Amortization of intangibles	1,662	(1,662	)(a)	—
Exit and disposal activities	10,676	(10,676	)(b)	—
Total operating expenses	60,882	(14,907)		45,975

OPERATING LOSS	(15,666)	14,907		(759)
OTHER EXPENSE, NET	(1,659)	—		(1,659)
LOSS BEFORE INCOME TAXES	(17,325)	14,907		(2,418)
BENEFIT FROM INCOME TAXES	(169)	—		(169)
NET LOSS	$(17,156)	$14,907		$(2,249)

BASIC AND DILUTED LOSS PER SHARE	$(0.21)			$(0.03)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION	81,929			81,929

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED FEBRUARY 29, 2004

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software	$18,976	$—		$18,976
Support	21,844	—		21,844
Services	15,005	—		15,005
Reimbursed expenses	1,975	—		1,975
Total revenue	57,800	—		57,800

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,291	—		3,291
Amortization of acquired technology	3,546	(3,546	)(a)	—
Cost of services and support	17,404	—		17,404
Cost of reimbursed expenses	1,975	—		1,975
Sales and marketing	16,852	—		16,852
Product development	8,080	—		8,080
General and administrative	6,902	—		6,902
Amortization of intangibles	1,662	(1,662	)(a)	—
Exit and disposal activities	8,078	(8,078	)(b)	—
Non-cash stock option compensation charge	193	(193	)(c)	—
Total operating expenses	67,983	(13,479)		54,504

OPERATING (LOSS) INCOME	(10,183)	13,479		3,296
DEBT CONVERSION EXPENSE	(43,417)	43,417	(d)	—
OTHER EXPENSE, NET	(3,458)	—		(3,458)
LOSS BEFORE INCOME TAXES	(57,058)	56,896		(162)
PROVISION FOR INCOME TAXES	465	—		465
NET LOSS	$(57,523)	$56,896		$(627)

BASIC AND DILUTED LOSS PER SHARE	$(0.74)			$(0.01)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION	77,634			77,634

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

YEAR ENDED FEBRUARY 28, 2005

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software	$36,203	$—		$36,203
Support	84,050	—		84,050
Services	64,933	—		64,933
Reimbursed expenses	7,920	—		7,920
Total revenue	193,106	—		193,106

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	14,213	—		14,213
Amortization of acquired technology	13,207	(13,207	)(a)	—
Cost of services and support	73,694	—		73,694
Cost of reimbursed expenses	7,920	—		7,920
Sales and marketing	52,662	—		52,662
Product development	32,404	—		32,404
General and administrative	22,110	—		22,110
Amortization of intangibles	6,648	(6,648	)(a)	—
Exit and disposal activities	17,312	(17,312	)(b)	—
Non-cash stock option compensation charge	168	(168	)(c)	—
Total operating expenses	240,338	(37,335)		203,003

OPERATING LOSS	(47,232)	37,335		(9,897)
OTHER EXPENSE, NET	(7,314)	—		(7,314)
LOSS BEFORE INCOME TAXES	(54,546)	37,335		(17,211)
PROVISION FOR INCOME TAXES	725	—		725
NET LOSS	$(55,271)	$37,335		$(17,936)

BASIC AND DILUTED LOSS PER SHARE	$(0.67)			$(0.22)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION	81,913			81,913

MANUGISTICS GROUP, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

YEAR ENDED FEBRUARY 29, 2004

(in thousands, except per share data)

(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software	$73,766	$—		$73,766
Support	86,593	—		86,593
Services	73,254	—		73,254
Reimbursed expenses	9,432	—		9,432
Total revenue	243,045	—		243,045

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	15,851			15,851
Amortization of acquired technology	14,210	(14,210	)(a)	—
Cost of services and support	80,306	—		80,306
Cost of reimbursed expenses	9,432	—		9,432
Sales and marketing	66,061	—		66,061
Product development	36,233	—		36,233
General and administrative	25,060	—		25,060
Amortization of intangibles	4,674	(4,674	)(a)	—
Exit and disposal activities	18,627	(18,627	)(b)	—
Non-cash stock option compensation charge	1,799	(1,799	)(c)	—
Total operating expenses	272,253	(39,310)		232,943

OPERATING (LOSS) INCOME	(29,208)	39,310		10,102
DEBT CONVERSION EXPENSE	(59,823)	59,823	(d)	—
OTHER EXPENSE, NET	(13,455)	—		(13,455)
LOSS BEFORE INCOME TAXES	(102,486)	99,133		(3,353)
PROVISION FOR INCOME TAXES	1,314	—		1,314
NET LOSS	$(103,800)	$99,133		$(4,667)

BASIC AND DILUTED LOSS PER SHARE	$(1.43)			$(0.06)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION	72,715			72,715

(1) The adjusted financial information provided is a non-GAAP measure of the Company’s financial performance that is intended to enhance the understanding of the results of operations.

Footnotes:

(a) Amortization of intangibles and acquired technology related to acquisitions.

(b) Exit and disposal activities.

(c) Non-cash stock option compensation charge.

(d) Debt conversion expense related to exchange of convertible debt for common stock.

MANUGISTICS GROUP, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28, 2005	November 30, 2004	February 29, 2004
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$80,342	$71,616	$97,559
Marketable securities	49,636	46,427	48,741
Total cash, cash equivalents and marketable securities	129,978	118,043	146,300

Accounts receivable, net	45,659	37,716	55,575
Other current assets	10,890	13,264	11,924
Total current assets	186,527	169,023	213,799

NON-CURRENT ASSETS:
Property and equipment, net	15,795	18,565	21,632
Software development costs, net	14,390	14,140	14,224
Goodwill	185,658	185,749	185,501
Intangible and other assets, net	31,999	36,995	53,926
Long-term investments	5,911	14,127	8,999
TOTAL	$440,280	$438,599	$498,081

CURRENT LIABILITIES:
Accounts payable	$7,117	$7,932	$10,368
Accrued liabilities	30,704	29,085	31,833
Deferred revenue	43,173	29,949	43,508
Total current liabilities	80,994	66,966	85,709

NONCURRENT LIABILITIES:
Convertible debt	175,500	175,500	175,500
Long-term debt and capital leases	1,668	1,841	2,633
Other	17,372	13,107	17,379

STOCKHOLDERS’ EQUITY	164,746	181,185	216,860
TOTAL	$440,280	$438,599	$498,081

SUPPLEMENTAL BALANCE SHEET INFORMATION:
Total cash, cash equivalents, marketable securities and long-term investments	$135,889	$132,170	$155,299

MANUGISTICS GROUP, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended February 28/29,		Year Ended February 28/29,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,156)	$(57,523)	$(55,271)	$(103,800)
Non-cash items	20,182	61,505	61,855	119,239
Changes in assets and liabilities	4,336	12,153	(12,592)	(8,614)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	7,362	16,135	(6,008)	6,825

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	—	—	—	1,968
Restricted cash	—	—	—	12,980
Capital expenditures	(715)	(491)	(4,067)	(2,165)
Capitalization/purchases of software	(2,490)	(2,565)	(9,831)	(11,520)
Proceeds on sale of fractional shares of jet	—	—	1,958	—
Purchases of marketable securities, net	(3,209)	(1,904)	(1,094)	(26,296)
Sales (purchases) of long-term investments, net	8,168	808	3,040	(8,999)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,754	(4,152)	(9,994)	(34,032)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments - long-term debt, net	(631)	(687)	(2,607)	(3,046)
Proceeds from exercise of stock options and employee stock plan purchases	152	3,902	897	8,548
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(479)	3,215	(1,710)	5,502

EFFECTS OF EXCHANGE RATES ON CASH BALANCES	89	1,946	495	3,975

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,726	17,144	(17,217)	(17,730)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	71,616	80,415	97,559	115,289
CASH AND CASH EQUIVALENTS, END OF PERIOD	$80,342	$97,559	$80,342	$97,559

MANUGISTICS GROUP, INC AND SUBSIDIARIES

SELECTED STATISTICAL INFORMATION

(in thousands)

	Three Months Ended February 28/29,		Year Ended February 28/29,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
Days sales outstanding - accounts receivable, net	91	87

Product development costs, as reported	$7,253	$8,080	$32,404	$36,233
Capitalized software development costs	2,433	2,394	9,573	9,888
Gross product development costs	$9,686	$10,474	$41,977	$46,121
Gross product development costs - % of revenue	21.4%	18.1%	21.7%	19.0%

Capitalized software development costs	$2,433	$2,394	$9,573	$9,888
Amortization of capitalized software development costs	(2,183)	(1,684)	(9,407)	(8,987)
Net	$250	$710	$166	$901